Registration No. 333-11640

As filed with the Securities and Exchange Commission on December 18, 2002

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVA MEASURING INSTRUMENTS LTD.
(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Weizmann Scientific Park
P.O. Box 266
Rehovot 76100 Israel
(Address of principal executive offices) (Zip code)

Nova Measuring Instruments Ltd. September 2002 Stock Option Plan 6
(Full title of the plan)

Giora Dishon
President and Chief Executive Officer
Nova Measuring Instruments Ltd.
Weizmann Scientific Park
P.O. Box 266
Rehovot 76100 Israel
011-972-8-938-7505

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

David Gitlin, Esq.
Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street, 22nd Floor
Philadelphia PA, 19103
Tel: 215-977-2000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, nominal value NIS 0.01 per share	940,000 (1)	$1.87 (2)	$1,757,800 (2)	$161.72

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Nova Measuring Instruments Ltd.'s ordinary shares on the Nasdaq National Market on December 16, 2002.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             Information required by Part I of Form S-8 shall be included in documents to be sent or given to participants in the Nova Measuring Instruments Ltd. September 2002 Stock Option Plan 6 pursuant to Rule 428(b)(1)(i) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
The following documents filed with the Securities and Exchange Commission (the
"Commission")by Nova Measuring Instruments Ltd., a company organized under the laws of Israel (the
"Company" or the "Registrant"), are incorporated herein by reference and made a part hereof:
(1)	the Company's Annual Report on Form 20-F for the year ended December 31, 2001;
(2)	the description of the Company's Ordinary Shares, nominal value NIS 0.01 per share, contained in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934 on March 22, 2000;
(3)	The Company's Reports of Foreign Private Issuer on Form 6-K filed with the
Commission on January 25, 2002, March 6, 2002, April 24, 2002, May 1, 9, 14, and 15, 2002, June 4 and 20, 2002, October 8 and 28, 2002, November 12 and 13, 2002, and December 2, 2002.

All documents and reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.
Item 5.	Interest of Named Experts and Counsel.
Not Applicable.
Item 6.	Indemnification of Directors and Officers.
The Companies Law of Israel provides that an Israeli company cannot exempt an office holder from liability for a breach of the duty of loyalty. However, the Company's Articles of Association provide that, subject to the provisions of any laws, it may:
(1)	Enter into a contract for insuring the liability of an officer, in part or in whole, for an obligation imposed on him as a result of an act or omission performed in his capacity as an officer with respect to:
  a breach of the duty of care with respect to the Company or another person;

  a breach of the duty of loyalty to the Company, provided that the officer acted in good faith and had reasonable grounds to presume that the act would not impair the Company's best interests; and

  a monetary obligation imposed upon the officer for the benefit of another person.

(2)	Indemnify an officer for the following debts or expenses imposed on him as a result of an act which he performed in his capacity as an officer:
  A monetary debt imposed on him for the benefit of another person under a judgment, including a compromise settlement judgment or an arbitrator's decision which was approved by a court; and

  reasonable litigation expenses, including attorneys' fees, which the officer incurred or for which he was obligated by a court, in a proceeding instituted against him by the Company or in its name by another person, or in a criminal indictment of which he is acquitted, or in a criminal charge of which he is convicted, provided that the offense or offenses of which he is convicted do not require proof of mens rea.

             The Company's Articles of Association also provide that the Company may undertake in advance to indemnify an officer, provided that the undertaking is limited to the types of events which, in the view of the Company's Board of Directors, may be foreseen at the time the obligation to indemnify is undertaken, and in an amount determined by the Board of Directors which shall be reasonable in the circumstances. The Company's Articles of Association also provide that the Company may undertake to indemnify retroactively an officer.

             These provisions are specifically limited by the Companies Law of Israel. Under the Companies Law, a company may not indemnify an officer or director, or enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of:

  a breach of the officer's duty of care, if such breach was done intentionally or in disregard of the circumstances of the breach or consequences;

  a breach of the officer's duty of loyalty, unless the officer acted in good faith and had reasonable cause to assume that the act would not prejudice the Company's interests;

  any act or omission done with the intent to derive an illegal personal benefit; or

  any fine levied against the officer as a result of a criminal offense.

             The Companies Law also requires that indemnification of the Company's officers and procurement of insurance coverage for the Company's officers be approved by the Company's Audit Committee and its Board of Directors and, if the officer is a director, by its shareholders. The Company's Audit Committee and the Board of Directors resolved on August 14, and September 5, 2002 respectively, to undertake to indemnify the Company's officers, including its directors, and Shareholders' approval with respect to the undertaking to indemnify the members of the Company's Board of Directors was granted on October 31, 2002. Pursuant to these approvals, the Company has obtained insurance for its officers and provided them with indemnification undertakings in accordance with its Articles of Association.

Item 7.	Exemption from Registration Claimed.
Not applicable.
Item 8.	Exhibits.
4.1	Nova Measuring Instruments Ltd. September 2002 Stock Option Plan 6.
4.2	Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1 (Registration No. 333-11640)).
5.1	Opinion of Gilead Sher, Brenner & Kadari.
23.1	Consent of Brightman Almagor & Co.
23.2	Consent of Gilead Sher, Brenner & Kadari (included in Exhibit 5.1).
24.1	Power of Attorney (included on page 6).

Item 9.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-
effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities
Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)
which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume or price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"
table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section
13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934)
that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rehovot, State of Israel, on this 15 day of December, 2002.

NOVA MEASURING INSTRUMENTS LTD. By /s/ Giora Dishon President and Chief Executive Officer

POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each director or officer whose signature appears below hereby constitutes and appoints Giora Dishon and Chai Toren, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities, any and all amendments (including post-effective amendments) to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of Ordinary Shares of Nova Measuring Instruments Ltd. under the Nova Measuring Instruments Ltd. September 2002 Stock Option Plan 6, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Giora Dishon Giora Dishon	President, Chief Executive Officer and Director (Principal Executive Officer)	December 12, 2002
/s/ Chai Toren Chai Toren	Chief Financial Officer (Principal Financial and Accounting Officer)	December 12, 2002
/s/ Alon Dumanis Alon Dumanis	Director	December 11, 2002
/s/ Meir Shannie Meir Shannie	Director	December 15, 2002
/s/ Joseph Ciechanover Joseph Ciechanover	Director	December 11, 2002
/s/ Moshe Finarov Moshe Finarov	Director	December 12, 2002
/s/ Avi Kerbs Avi Kerbs	Director	December 15, 2002
/s/ Lauri Hanover Lauri Hanover	Director	December 11, 2002
/s/ Karey Holland Karey Holland	Director	December 12, 2002

NOVA MEASURING INSTRUMENTS INC. Authorized U.S. Representative

By: /s/ Gabi Seligson Name: Gabi Seligson Title: President	December 15, 2002

EXHIBIT INDEX

Exhibit Number	Description	Manner of Filing
4.1	Nova Measuring Instruments Ltd. September 2002 Stock Option Plan 6.	Filed herewith electronically.
4.2	Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1(Registration No. 333-11640)).	Incorporated by reference.
5.1	Opinion of Gilead Sher, Brenner & Kadari.	Filed herewith electronically.
23.1	Consent of Brightman Almagor & Co.	Filed herewith electronically.
23.2	Consent of Gilead Sher, Brenner & Kadari (included in Exhibit 5.1).	Filed herewith electronically.
24.1	Power of Attorney (included on page 6).	Filed herewith electronically.

EXHIBIT 4.1

NOVA MEASURING INSTRUMENTS LTD.

STOCK OPTION PLAN 6
SEPTEMBER 2002

1.	Purposes of the Plan. The purposes of this Stock Option Plan (hereinafter: "the Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to such individuals of the Company and to promote the success of the
Company's business, by providing Employees of the Company with the opportunities to purchase shares of the Company, pursuant to the Plan approved by the Board of Directors of the Company, and the
Company's Shareholders' General Meeting which is designed to benefit from, and is made, subject to
Article 21 below, pursuant to, the provisions of Section 102 of the Israeli Income Tax Ordinance
[New Version], 1961 and the rules promulgated there under.

2.	Definitions
2.1	"Board" shall mean the Board of Directors of the Company
2.2	"Committee" shall mean a committee appointed by the Board in accordance with Article 4.1 of this Plan or the Board, in case no such committee is appointed.
2.3	"Company" shall mean Nova Measuring Instruments Ltd., an Israeli corporation, Nova Inc., a corporation registered in the U.S.A., and Nova K.K., a corporation registered in Japan, Nova
Measuring Instruments Netherlands B.V, a corporation registered in the Netherlands and Nova
Measuring Instruments Taiwan Ltd., a corporation registered in the ROC.

2.4	"Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence not exceeding 90 days, or in case reemployment upon the expiration of such leave is guaranteed by contract or statute.

2.5	"Employee" shall mean any person, including officers and directors, employed by or serving for the Company or Subsidiary of the Company.
2.6	"Exercise Price" shall mean the Fair Market Value of the Ordinary Shares of the Company at the time such option is granted to the Employee.
2.7	"Fair Market Value" of a share as of a particular date shall mean:

(i)	So long as the Company's shares are traded on the NASDAQ National Market, the Fair Market Value shall be deemed to be the the closing price of the Ordinary Shares of the Company on the NASDAQ
National Market on the last business day immediately prior to the date of grant. If the Company's shares are traded on a security exchange other than NASDAQ National Market and are not traded in the
NASDAQ National Market, the Fair Market Value shall be deemed to be the closing price of the
Ordinary Shares of the Company on such security exchange on the last business day immediately prior to the date of grant.

(ii)	If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation;

2.8	"Option" shall mean a stock option granted pursuant to the Plan.
2.9	"Optionee" shall mean an Employee who receives an Option.
2.10	"Ordinary Stock" shall mean the Ordinary Shares of the Company.
2.11	"Plan" shall mean this Stock Option Plan.
2.12	"Share" shall mean a share of Ordinary Stock, as adjusted in accordance with Article 12 below.
3.	Stock Subject to the Plan. Subject to the provisions of Article 12 of the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 940,000 shares of
Ordinary Stock. The shares may be authorized, but unissued, Ordinary Stock.

If an Option should expire or become unexercisable, for any reason, without having been exercised in full, the unpurchased Shares subject thereto shall become available for future grant under the
Plan, unless the Plan shall have been terminated.

4.	Administration of the Plan.
4.1	Procedure. The Plan shall be administered by the Board
(i)	Subject to sub article (ii), the Board may appoint a Committee consisting of not less than two Board members to administer the Plan on behalf of the Board, subject to such terms and conditions as decided by the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board.

(ii)	The Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

4.2	Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority: (i) to grant Stock Options; (ii) to determine the fair market value of the Ordinary
Stock; (iii) to determine the exercise price per share of Options to be granted; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (needless to be identical) and, subject the consent of the holder thereof modify or amend each Option; (viii) to accelerate or defer (subject to Optionee's consent)
the exercise date of any Option, consistent with the provisions of Article 6 below; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan. No member of the Committee shall be held liable for any act or determination made in good faith in respect to the Plan

4.3	Effect of the Committee's Decision All decisions, determinations and interpretations of the
Committee shall be final and binding to all Optionees and any other holders of any Options granted under the Plan, unless otherwise determined by the Board

5.	Eligibility
5.1	Stock Options may be granted to Employees.
5.2	Nothing in this Plan or any Option granted hereunder shall confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee`s right or the Company's right to terminate his employment relationship at any time, with or without cause.

6.	Term of Plan.

The plan shall become effective upon its adoption by the Board or its approval by the shareholders of the Company, as described in Article 18 of the Plan, whichever is earlier. It shall continue in effect for a term of 10 years from that date unless sooner terminated in accordance with the provisions of this Plan.

7.	Term of Option The term of each Stock Option shall be no more than 7 years from date of grant.
8.	Trustee

Subject to the provisions of Article 21 below, the Option Awards and/or Shares of the Company issued upon exercise of the Options will be held in trust, by a Trustee (the "Trustee") who will hold the same pursuant to the Company's instructions from time to time. The Trustee shall not use the voting rights vested in any such shares and shall not exercise said rights in any way whatsoever, except in cases when, at his discretion and after consulting with the Committee, the Trustee believes that the said rights should be exercised for the protection of the Optionees as a minority among the
Company's Shareholders.

9.	Exercise Price and Consideration
9.1	The consideration to be paid for the exercise of the Option shall be the Exercise Price multiplied by the number of shares to which are allotted to each Optionee.
9.2	The consideration to be paid for the Shares issued upon exercise of an Option, shall consist entirely of cash, check, or such other consideration that may be approved from time to time by the
Committee.

10.	Exercise of Option The exercise of an Option by an Employee shall be governed by the following provisions:
10.1	The Trustee shall be solely entitled to exercise an Option, provided that the shares be held in Trust for a period of not less than two (2) years from the date of approval of this Plan.
10.2	The exercise of an Option shall be subject to the schedules, numbers and amounts as stipulated in the Option certificate, and provided, however, that no Employee shall have the right to exercise more than as set forth in the schedule attached herein as Exhibit A.

10.3	Exercise Procedure. The Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, including performance criteria relating to the Company and/or the Optionee, and as shall be permissible under the terms of the
Plan. An Option may not be exercised for a fraction of a Share.

10.4	An Option shall be deemed to be exercised when a written notice of such exercise has been submitted to the Company in accordance with the terms of the Option by the person entitled to exercise the
Option and provided that full consideration for the Shares with respect to which the Option is being exercised has been received by the Company. Full consideration may, as authorized by the Committee, consist of any consideration and method of payment allowable under the Plan.

10.5	The Trustee shall not exercise the Option and/or Shares to any Optionee unless the Optionee, prior to or concurrently with such exercise provides the Trustee with written evidence satisfactory in form and substance to the Trustee that all taxes, if any, required to be paid upon such exercise have, in fact, been paid, to the tax authorities or to the Company as the case may be.

10.6	Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock-certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the
Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.

10.7	Termination of Status as an Employee. In the event of termination of an Optionee's Continuous Status as an Employee, such Optionee may exercise Options to the extent exercisable by the date of termination within a period of one month therefrom (or shorter time as may be specified at the grant), but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or does not exercise such Option within the time specified herein, the
Option shall terminate. In the event that the Optionee's employment is terminated by the Company under circumstances which do not entitle such Optionee with the right to receive compensation for termination and/or in the event that the Optionee breaches any fiduciary duty and/or confidentiality and/or obligation towards the Company and is dismissed as a result of such breach, all Options including exercisable Options shall expire immediately upon the date in which a notice sent by the
Company to the Optionee notifying the Optionee of its termination.

10.8	Disability of Optionee. Notwithstanding the provision of Article 10.7 above, in the event of termination of an Optionee's Continuous Status as an Employee as a result of his total and permanent disability, he may exercise his Option to the extent he was entitled to exercise it at the date of such termination within three (3) months (or such shorter period as is specified in the grant) from the date of such termination (but in no event later than the date of expiration of the term of such
Option as set forth in the Option Agreement). To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or does not exercise such Option (to the extent exercisable) within the time specified herein, the Option shall terminate. The Board shall have the exclusive discretion, in exceptional cases, to decide whether an extension to the aforesaid periods is to be granted, and under which terms.

10.9	Death of Optionee. Notwithstanding the provisions of Section 10.7 and 10.8 above, in the event of the death of an Optionee during the term of the Option who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such shorter period as is specified in the grant) following the date of death
(but in no event later than the date of expiration of the term of such Option as set forth in the
Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the
Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or
Consultant six (6) months after the date of death. The Board shall have the exclusive discretion, in exceptional cases, to decide whether an extension to the aforesaid periods is to be granted, and under which terms.

11.	Non-Transferability of Options and Stock Purchase Rights. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the
Optionee.

12.	Adjustments Upon Changes in Capitalization or Merger.
12.1	Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Ordinary Stock covered by each outstanding Option, and the number of shares of
Ordinary Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an
Option, as well as the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Ordinary Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Ordinary Stock, or any other increase or decrease in the number of issued shares of Ordinary Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of
Ordinary Stock subject to an Option.

12.2	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case the Committee shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including
Shares as to which the Option would not otherwise be exercisable. If the Committee makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sake of assets, the Committee shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

13.	Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Committee determines granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

14.	Amendment and Termination of the Plan
14.1	Amendment and Termination. The Committee may at any time amend, alter, suspend or discontinue the
Plan from time to time in such respects as the Committee may deem advisable provided that the following revisions or amendments shall require approval of the Board

14.2	Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect
Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

15.	Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the
Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such
Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

16.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

he inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any
Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.	Agreements. Options shall be evidenced by written agreements in such form as the Committee shall approve from time to time.

18.	Shareholders Approval Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date on which the Plan is adopted.
19.	Governing Law The Plan and all instruments issued there under or in connection therewith shall be governed by, and interpreted in accordance with, the Laws of the State of Israel.
20.	Application of funds

The proceeds received by the Company from the sale of shares pursuant to the Options granted under the Plan will be used for general corporate purposes of the Company or any subsidiary thereof.

21.	Tax Consequences

This plan shall be governed by Section 102 of the Israeli Income Tax Ordinance [New version] 1961 and the rules promulgated there under. Any tax consequences arising from the grant or the exercise of any Option, from payment for shares covered thereby or from any other event or act (of the
Company or the Optionee) hereunder, shall be borne solely by the Optionee. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty.

Notwithstanding the provisions of the preceding paragraph the Company's management may determine with respect to each grant and under its sole discretion that the Option granted under such grant shall not be made in accordance with Section 102 described above, and determine the relevant taxation mechanism with respect to each grant under Section 102 or otherwise (including any alternative which may be available under the applicable tax laws at the time of grant) Such determination shall be made with respect to the entire Plan (subject to applicable law) or with respect to each particular grant by stating the same on the document of grant furnished to each such
Employee.

EXHIBIT A

1.	BASIC SCHEDULE
	1.1.	25% of the Employee's option holdings may be exercised after one year of the date of grant (the Initial Vesting Date);
	1.2.	additional 25% of the Employee's option holdings may be exercised after two years of the date of grant (Second Vesting Date);
	1.3.	any remainder of the Employee's option holdings may be exercised after three years of the date of grant (Final Vesting Date);
2.	ACCELERATION
With respect to options granted under the Plan until March 31st, 2003, the Second Vesting Date and Final Vesting Date may be accelerated according to the following terms:
2.1.	in case that the Company's audited annual financial statements for the fiscal year 2003 (the "2003
Financial Statements"), based on US GAAP, will present net income of 1,000,000$ (one million
United States Dollars) or more, than the Second Vesting Date shall be deemed to be the date in which the 2003 Financial Statements are approved by the Company's Board of Directors;

2.2.	in case that the Company's audited annual financial statements for the fiscal year 2004 (the "2004
Financial Statements"), based on US GAAP, will present net income which represents 5% or more of the Company's revenues, than the Final Vesting Date shall be deemed to be the date in which the
2004 Financial Statements are approved by the Company's Board of Directors;

3.	CONDITIONS
	3.1.	Eligibility to exercise the option under sections 1.1, 1,2, and 1.3 above is conditioned upon the Employee maintaining its Continuous Status as an Employee at any Vesting Date (as accelerated).
3.2.	Eligibility to exercise the option is granted on an annual basis. Therefore, in the event of termination of the Employee's Status as an Employee at any time between any Vesting Date and the following Vesting Date, the Employee shall not be entitled to exercise any option to any part of the period between one Vesting Date and the following one.

EXHIBIT 5.1

[Letterhead of Gilead Sher, Brenner & Kadari]

                December 18, 2002

Nova Measuring Instruments Ltd.
Weizmann Scientific Park
P.O. Box 266
Rehovot 76100 Israel

Dear Sirs:

             We are acting as counsel to Nova Measuring Instruments Ltd., an Israeli corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 940,000 ordinary shares (the "Ordinary Shares"), nominal value NIS 0.01 per share, of the Company. The Ordinary Shares are to be issued by the Company upon exercise of certain stock options (the "Options") granted, or to be granted, to certain employees and directors of, or consultants or advisors to, the Company pursuant to the Company's September 2002 Stock Option Plan 6 (hereafter, the "Plan").

             As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plan. We have reviewed such corporate records and other documents as we have deemed proper and necessary as a basis for rendering this opinion. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

             Based upon, and subject to, the foregoing, we are of the opinion that the Ordinary Shares are duly authorized and, upon exercise of the Options in accordance with the terms of the Plan against payment of the exercise price therefor and subject to the payment of Israeli stamp tax upon the issuance thereof, will be, assuming no change in the applicable law or pertinent facts, legally issued, fully paid and non-assessable.

             We are members of the Israeli Bar, and the opinion expressed herein is limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever in respect of matters governed by the laws of any other jurisdiction.

             We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ Gilead Sher, Brenner & Kadari

EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Nova Measuring Instruments Ltd.:

We consent to the incorporation by reference of our report dated February 27, 2002, included in Nova's Annual Report on Form 20-F for the fiscal year ended December 31, 2001, into this Registration Statement relating to the Nova Measuring Instruments Ltd. September 2002 Stock Option Plan 6.

/s/ Brightman Almagor & Co. BRIGHTMAN ALMAGOR & CO.

Tel Aviv, Israel
December 18, 2002